Exhibit 10.3

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of November 5, 2019, by and among Genco Shipping & Trading Limited, a company incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”),  the Subsidiary Guarantors party hereto,  the Lenders party hereto and Crédit Agricole Corporate And Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”) and as security agent (in such capacity, the “Security Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS,  the Borrower, the Administrative Agent, the Security Agent and the Lenders party thereto are party to that certain Credit Agreement, dated as of August 14, 2018 (as amended pursuant to that certain First Amendment to Credit Agreement, dated as of June 28, 2019, and as further amended, restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement.

WHEREAS, subject to the terms and conditions of this Second Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided.

NOW, THEREFORE, it is agreed:

I.          Amendments to Credit Agreement.

1.         The Credit Agreement is hereby amended by deleting existing Exhibit I-1 attached thereto and replacing it with new Exhibit I-1 attached hereto as Annex 1.

2.         Section 7.01(e)(i) of the Credit Agreement is hereby amended by amending and restating clause (y) appearing therein in its entirety to read as follows:

“, (y) [reserved]”

3.         Section 8.03 of the Credit Agreement is hereby amended by amending and restating Section 8.03(c) appearing therein in its entirety to read as follows:

“(c)      the Borrower may authorize, make, pay or declare cash Dividends (or repurchase or declare or make an offer to repurchase Equity Interests in cash); provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment (or would arise after giving effect thereto) of such Dividends, (ii) the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants both immediately before and immediately after giving effect to such Dividends, and (iii) the aggregate Unrestricted Cash and Cash Equivalents held by the Borrower and its Subsidiaries shall be at least an amount equal to the greater of (x) $100,000,000 and (y) 18.75% of Total Indebtedness, in each case, both immediately before and immediately after giving effect to such Dividends;”

4.         Section 8.03 of the Credit Agreement is hereby further amended by (i) re-alphabetizing existing Section 8.03(d) appearing therein as a new Section 8.03(e) and (ii) adding the following new Section 8.03(d) immediately following new Section 8.03(c) set forth in Section 3 above:

“(d)      the Borrower may authorize, make, pay or declare cash Dividends (or repurchase or declare or make an offer to repurchase Equity Interests in cash); provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment (or would arise after giving effect thereto) of such Dividends, (ii) the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants both immediately before and immediately after giving effect to such Dividends and (iii) the aggregate amount of such Dividends declared in any fiscal quarter shall not exceed 50% of Consolidated Net Income for the immediately preceding fiscal quarter; provided that the restriction set forth in this clause (iii) shall cease to be applicable for any period during which both immediately before and immediately after giving effect to such Dividends the Collateral Maintenance Test is greater than 200%; and”

II.         Miscellaneous Provisions.

1.         In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date (as defined below) after giving effect to this Second Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2.         This Second Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Security Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Second Amendment.

3.         This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed

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and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.         THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.         This Second Amendment shall become effective as of the date (the “Second Amendment Effective Date”) when:

(i)         the Borrower, the Subsidiary Guarantors and the Lenders constituting Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of email) the same to White & Case LLP, 1221 Avenue of the Americas, New York, NY 10036; Attention:  Arthur Nahas (email: arthur.nahas@whitecase.com);  and

(ii)       the Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses incurred in connection with the Second Amendment and the other Credit Documents (including, without limitation, the reasonable fees and expenses of White & Case LLP).

6.         From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.  From and after the Second Amendment Effective Date, this Second Amendment shall for all purposes constitute a Credit Document.

*        *        *

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

GENCO SHIPPING & TRADING LIMITED,
as the Borrower

By:	/s/ Apostolos Zafolias
	Name:	Apostolos Zafolias
	Title:	Chief Financial Officer

[Signature page to Genco Second Amendment]

GENCO ENDEAVOUR LIMITED
GENCO RESOLUTE LIMITED
GENCO WEATHERLY LIMITED
GENCO LIBERTY LIMITED
GENCO DEFENDER LIMITED
GENCO COLUMBIA LIMITED,
each as a Subsidiary Guarantor

By:	/s/ Apostolos Zafolias
Name:	Apostolos Zafolias
Title:	Director and Vice President

[Signature page to Genco Second Amendment]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, Security Agent and a Lender

By:	/s/ Georgios Gkanasoulis
	Name:	Georgios Gkanasoulis
	Title:	Director

By:	/s/ Alexander Foley
	Name:	Alexander Foley
	Title:	Senior Associate

[Signature page to Genco Second Amendment]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as a Lender

By:	/s/ Arne Juell-Skielse
	Name:	Arne Juell-Skielse
Title:

By:	/s/ Mikael Bellander
	Name:	Mikael Bellander
Title:

[Signature page to Genco Second Amendment]

Annex 1

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 7.01(e) of the credit agreement, dated as of August 14, 2018 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Genco Shipping & Trading Limited, a corporation organized under the laws of the Republic of Marshall Islands, as borrower (the “Company”), the Lenders from time to time party thereto, and Crédit Agricole Corporate and Investment Bank, as Administrative Agent and Security Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.          I am a duly elected, qualified and acting Authorized Officer of the Company.

2.          I have reviewed and am familiar with the contents of this Certificate.  I am providing this Certificate solely in my capacity as an officer of the Company.

3.          I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). The Financial Statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and have been prepared in accordance with the requirements of the Credit Agreement.

4.          Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the Financial Covenants specified therein.  All such computations are true and correct.

5.          On the date hereof, there have been no changes to any of the representations or warranties set forth in each of the Security Documents [since the Closing Date][since the date of the most recent Certificate delivered pursuant to Section 7.01(e) of the Credit Agreement].12

6.          [On the date hereof, no Default or Event of Default has occurred and is continuing.]3

7.          [Attached hereto are updates to Annexes A through E of the Pledge Agreement.]

1         Select as applicable.

2         If any representation and warranty is not true and correct as of the date hereof, include a list of such changes and whether the Borrower and the other Obligors have taken all actions required to be taken by them pursuant to the Security Documents.

3         If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this ____ day of [DATE], 20__.

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

ANNEX 1 to
Compliance Certificate4

CONSOLIDATED FINANCIAL STATEMENTS

4         To be delivered with annual and quarterly financial statements provided for in Sections 7.01(a) and (b).

ANNEX 2 to
Compliance Certificate5

COMPLIANCE WORKSHEET

The calculations described herein are as of ___________ __, ___ (the “Computation Date”) and pertain to the period from ___________ ___, ____ to __________ ___, ___ (the “Test Period”).

Part A.  Minimum Liquidity

1.	Unrestricted Cash and Cash Equivalents held by the Borrower and its Subsidiaries	$

2.	Is Item 1 equal to or greater than the greater of (x) $30,000,000 and (y) 7.5% of Total Indebtedness?	YES/NO

Part B. Minimum Working Capital

1.	Consolidated current assets (excluding Restricted Cash and Cash Equivalents) of the Borrower and its Subsidiaries	$

2.	Consolidated current liabilities (other than the current portion of long-term Financial Indebtedness) of the Borrower and its Subsidiaries	$

3	Item 1 minus Item 2	$

4.	Is Item 3 equal to or greater than $0?	YES/NO

Part C. Debt to Capitalization Ratio

1.	Total Indebtedness	$

2.	Total Capitalization	$

3.	Ratio of Item 1 to Item 2	[____]:[____]

4.	Is the ratio in item 3 equal to or less than 0.70 to 1:00?	YES/NO

Part D. Total Net Leverage Ratio[6]

1.	Total Indebtedness less cash and Cash Equivalents	$

2.	Consolidated EBITDA	$

3.	Ratio of Item 1 to Item 2	[____]:[____]

5         To be delivered with annual and quarterly financial statements provided for in Sections 7.01(a) and (b).

6         To be delivered with quarterly financial statements provided for in Section 7.01(a) and not later than 90 days after the end of each Fiscal Year.